Exhibit 10.2

CLECO CORPORATE HOLDINGS LLC
Supplemental Executive Retirement Plan
Amended and Restated Effective January 1, 2009
Amendment No. 4
(Special CEO Benefit)
Whereas, Cleco Corporation (the "Company") maintains the Supplemental Executive Retirement Plan, most recently amended and restated effective as of January 1, 2009, and most recently amended effective July 24, 2014, which plan is intended to be a non-qualified deferred compensation arrangement structured in the form of a defined benefit plan (the "SERP");
Whereas, the Board of Directors of the Company now desires to limit participation in the SERP;
Now, Therefore, Be It Resolved, that a Special CEO Benefit shall be added to the SERP, effective January 1, 2018; as shown on Exhibit A hereto; and
Further Resolved, that the SVP - General Counsel & Director - Regulatory Compliance, is hereby authorized, empowered and directed to take any and all actions which she, in her sole discretion, shall deem necessary or advisable in order to accomplish the forgoing resolution.
.This Amendment No. 4 was approved by the Board of Directors of Cleco Corporation on December 14, 2017, to be effective as of the date set forth herein.
Cleco Corporate Holdings LLC
By: /s/ Anthony Bunting                                                     Anthony Bunting
Date: December 21, 2017

EXHIBIT A

Article V of the Plan shall be amended by inserting a new Section 5.6, to read, in its entirety, as follows:

5.6 Special CEO Benefit. Notwithstanding anything herein to the contrary, including Section
5.3, except that the Benefit Offsets provision of Section 5.3 shall continue to apply, and Section
5.4, the annual amount of payment for William G. Fontenot shall be determined pursuant to the following, depending upon the year of the Separation Date:

Year	Annual Benefit
2018	$199,440
2019	$220,000
2020	$240,000
2021	$265,000
2022	$295,000
2023	$330,000
2024	$365,000
2025	$400,000
2026	$408,000
2027	$416,160
2028	$424,483

In the event the Separation Date is in 2029 or later, the 2028 annual payment shall be increased by 2% for each such year.

CLECO CORPORATE HOLDINGS LLC
/s/ Anthony Bunting
Name: Anthony Bunting
Date:    12/21/17